SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6 (e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule14a-11(c) or Rule14a-12

                            Merrimac Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)  Title of each class of securities to which transaction applies:



         2)  Aggregate number of securities to which transaction applies:



         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):



         4)  Proposed maximum aggregate value of transaction



         5)  Total fee paid:



[ ]  Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1) Amount previously paid:

         2) Form, Schedule or Registration Statement no.:

         3) Filing Party:

         4) Date Filed:

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                          West Caldwell, NJ 07006-6287


Mason N. Carter
Chairman of the Board                                             April 28, 1999

Dear Fellow Shareholder:


         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of the Company to be held at Chadbourne & Parke LLP, 30 Rockefeller Plaza, 36th Floor, New York, New York, on Thursday, June 10, 1999 at 10:00 a.m. Eastern Daylight Time.


         In addition to the routine matters that will be the subject of the Meeting, you will be asked to consider and vote upon an amendment to the Company's Certificate of Incorporation that will establish a classified Board of Directors (the "Classified Board Proposal"). If the Classified Board Proposal is approved, the Board would be organized into three classes, Class I, Class II and Class III, with two directors in each class serving staggered terms. Initially, Class I directors would serve for one year, Class II directors would serve for two years and Class III directors would serve for three years. Directors elected to successive classes following the Meeting would serve for three years. The Classified Board Proposal is further described in the enclosed Proxy Statement.

         Additional information about the Meeting and the various matters upon which shareholders will act is found in the formal Notice of the Meeting and Proxy Statement on the following pages. The Annual Report to Shareholders for 1998, including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy solicitation material.

         The Board of Directors has unanimously approved the Classified Board Proposal, believes the adoption of the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote in favor of the proposal and for the nominees for director.

         Since it is important that your shares be represented at the Meeting, we urge you to indicate on the enclosed proxy card your choice with respect to the matters to be voted upon at the Meeting, sign and date the card and return it promptly in the enclosed envelope. Please do this even if you plan to attend the Meeting, as the return of a signed proxy will not limit your right to vote in person but will assure that your vote will be counted in the event your plans for personal attendance should change.


                                   Sincerely,

                                   /s/ Mason N. Carter
                                   Mason N. Carter

                                   Chairman of the Board

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287

                     --------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 10, 1999


To The Shareholders of
Merrimac Industries, Inc.

         The Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Meeting") of Merrimac Industries, Inc. (the "Company") will be held at Chadbourne & Parke LLP, 30 Rockefeller Plaza, 36th Floor, New York, New York, on Thursday, June 10, 1999, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

         (1) To elect six members to the Company's Board of Directors. If the proposal to establish a classified Board of Directors (Proposal No. 2 below) is approved, the six directors will be elected to a classified Board of Directors with two directors being elected for a term of one year, two directors being elected for a term of two years and two directors being elected for a term of three years, or until their successors are duly elected and qualified. If the proposal to establish a classified Board of Directors is not approved, six directors will be elected for one-year terms expiring at the Company's 2000 annual meeting of shareholders or until their successors are duly elected and qualified;

         (2) To consider and vote upon a proposed amendment to the Certificate of Incorporation of the Company providing for the classification of the Company's Board of Directors into three classes serving staggered terms;

         (3) To ratify and approve the action of the Board of Directors in appointing Arthur Andersen LLP as independent auditors for the current fiscal year; and

         (4) To transact such other business as may properly come before the Meeting.

         Holders of record of Common Stock, par value $.50 per share, at the close of business on April 23, 1999, the record date for the Meeting, are entitled to notice of and to vote at the Meeting.



                            By Order of the Board of Directors,



                                  /s/ Robert V. Condon
                                    ROBERT V. CONDON
                                       Secretary


West Caldwell, New Jersey
April 28, 1999

PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE 1999 MEETING.

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287


                                 PROXY STATEMENT

General information

         The Board of Directors of Merrimac Industries, Inc. (the "Company") solicits all holders of Common Stock, par value $.50 per share, of the Company to vote by marking, signing, dating and returning their proxies to be voted at the Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Meeting") for the purposes stated in the Notice of Meeting. If the proxy is properly executed and returned by mail, the shares it represents will be voted at the Meeting in accordance with the instructions noted thereon. If no instructions are specified, the shares will be voted for the election of directors, for the amendment to the Company's Certificate of Incorporation providing for a classified Board of Directors, for the appointment of Arthur Andersen LLP as the Company's independent auditors and for such other items of business that come before the Meeting, in accordance with the Board of Directors' recommendations as set forth herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is exercised, and such right is not limited by or subject to compliance with any specified formal procedure. To revoke a proxy at the Meeting, however, a shareholder should file a written notice of revocation with the Secretary of the Company at the Meeting and vote in person. Presence at the Meeting does not of itself revoke the proxy.

         If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy, insert the name of such other person, and sign and give the card to that person for use at the Meeting.

         The Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 30, 1999.


         The cost of solicitation will be paid by the Company. In addition to the use of the mails, proxies may be solicited by employees of the Company, by telephone, telegraph, facsimile or in person. The Company has engaged MacKenzie Partners Inc. to solicit proxies on behalf of the Company. The Company expects to pay MacKenzie Partners Inc. a fee of approximately $12,500, plus out-of-pocket expenses, for its services.

Voting rights; votes required for approval

         Each holder of Common Stock of record at the close of business on April 23, 1999 (the "Record Date") is entitled to receive notice of and to vote at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 1,736,550 shares of Common Stock. Every shareholder of record on the Record Date is entitled to one vote for each share of Common Stock then held.

         Under Securities and Exchange Commission ("SEC") rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company nominees for director. New Jersey law and the Company's By-laws require the presence of a quorum for the Meeting. A quorum is defined as a majority of the votes entitled to be cast at the Meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are discussed below, are counted for quorum purposes.

         Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Meeting. In the election of directors (Proposal No. 1), a plurality of the votes cast at the Meeting at which a quorum is present is sufficient to elect a director. The approval of the amendment to the Company's Certificate of Incorporation providing for a classified Board (Proposal No. 2) and the ratification of the appointment of the Company's independent auditors (Proposal No. 3) will require the affirmative vote of the holders of a majority of the votes cast at the Meeting.

         For purposes of electing directors (Proposal No. 1), approving the amendment to the Certificate of Incorporation of the Company (Proposal No. 2) and appointing the Company's independent auditors (Proposal No. 3), an abstaining vote and a broker-dealer non-vote (i.e., a share held by a broker or other nominee who is not empowered to vote on a particular proposal) will not be treated as a vote cast and will not affect the outcome of Proposals No. 1, No. 2 or No. 3 (unless a quorum is not present).

Shareholder proposals for the 2000 annual meeting; advance notice procedures

         In order to be included in the proxy statement and proxy card relating to the 2000 annual meeting of shareholders, shareholder proposals must be received by the Secretary of the Company at the above address no later than January 2, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2000 annual meeting of shareholders.

         In addition, the Company's By-laws require a shareholder desiring to nominate persons for election to the Board of Directors or to propose any matter for consideration of the shareholders at the 2000 annual meeting to notify the Secretary of the Company in writing at the above address on or after March 13, 2000 and on or before April 12, 2000.


                        PROPOSAL 1. ELECTION OF DIRECTORS

Classified board

         Under the current Certificate of Incorporation of the Company, all the members of the Board of Directors of the Company are elected annually and serve until their successors are duly elected and qualified. If the classified Board of Directors proposal (Proposal No. 2) to be voted on at the Meeting (the "Classified Board Proposal") is approved, the directors will be divided into three classes, Class I, Class II and Class III, and will serve for the terms set forth next to their names or until their successors have been duly elected and qualified. The two initial Class I directors will be elected for one year, the two initial Class II directors will be elected for two years and the two initial Class III directors will be elected for three years. Thereafter, directors will be elected to serve for three-year terms or until their successors are duly elected and qualified. If the Classified Board Proposal is not approved, each director will serve until the next annual meeting of shareholders or until his successor has been duly elected and qualified.

Nominees

         The Company's nominees for directorships, and the classes which they are to be members of if the Classified Board Proposal is approved, are identified below. The persons named in the enclosed form of proxy will vote such proxy for the election to the Board of Mason N. Carter, Albert H. Cohen, Edward
H. Cohen, Joel H. Goldberg, Eugene W. Niemiec and Arthur A. Oliner. Other than Edward H. Cohen, who was appointed to the Company's Board of Directors on October 21, 1998, all of the nominees have been previously elected by the shareholders. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws.

            Nominee                            Expiration of Initial Term(1)
            -------                            --------------------------

Class I:
     Joel H. Goldberg                                     2000
     Eugene W. Niemiec                                    2000

Class II:
     Edward H. Cohen                                      2001
     Arthur A. Oliner                                     2001

Class III:
     Mason N. Carter                                      2002
     Albert H. Cohen                                      2002

Voting

         Each holder of Common Stock of record on the Record Date is entitled to one vote for each share of Common Stock then held. Directors are elected by a plurality of the votes cast.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Information about the Board of Directors

         The following table sets forth certain information as of the Record Date with respect to each director.

           Name and Other Positions                              Director of the
              With the Company                            Age       Company
              ----------------                            ---        Since
                                                                     -----

              Mason N. Carter
                Chairman of the Board, President and
                Chief Executive Officer.................   53         1995





----------------------
(1) Assuming the Classified Board Proposal is approved.

           Name and Other Positions                              Director of the
              With the Company                            Age       Company
              ----------------                            ---        Since
                                                                     -----
              Eugene W. Niemiec
                Retired Vice Chairman and Chief
                Technology Officer......................   59         1990

              Albert H. Cohen...........................   66         1997

              Joel H. Goldberg..........................   55         1997

              Arthur A. Oliner..........................   77         1961

              Edward H. Cohen...........................   60         1998(2)


Business experience of directors during past five years

         Mason N. Carter was elected to the additional position of Chairman of the Board on July 24, 1997. He has served as President and Chief Executive Officer of the Company since December 16, 1996. From 1994 to 1996 he was President of the Products and Systems Group of Datatec Industries, Inc., Fairfield, New Jersey, a leading provider of data network implementation services. He was President and Chief Executive Officer of Kentile, Inc., Chicago, Illinois, a manufacturer of resilient flooring, prior thereto.

         Eugene W. Niemiec was Vice Chairman and Chief Technology Officer of the Company from December 16, 1996 until his retirement on December 31, 1998. From September 1994 to December 1996 he held the offices of President, Chief Executive Officer and Chief Operating Officer of the Company. He was President and Chief Operating Officer of the Company prior thereto.

         Albert H. Cohen has been self-employed as a management consultant and asset (money) manager since 1987. He was the Chairman of the Board and the Chief Executive Officer of Metex Corporation from 1986 to 1987 and from 1964 to 1986 he was the President and Chief Executive Officer. Metex Corporation is a manufacturer of industrial and automotive products.




----------------------
(2) Edward H. Cohen was appointed to the Board of Directors on October 21, 1998 to fill a vacancy created by the death of Frederick J. Gumm.

         Edward H. Cohen, a senior partner at Rosenman & Colin LLP, a law firm, has been affiliated with such firm since 1963. He is a director of Phillips-Van Heusen Corporation, Franklin Electronics Publishers, Inc. and Levcor International, Inc.

         Joel H. Goldberg has been Chairman and Chief Executive Officer of Career Consultants, Inc., a management consulting firm, and SK Associates, an outplacement firm, located in Union, New Jersey since 1972. He is a director of Phillips-Van Heusen Corporation, Marcal Paper Company and Modell's, Inc., an advisor to the New Jersey Sports and Exposition Authority and a member of the Advisory Council for Sports Management of Seton Hall University. He is also a consultant to the New York Giants and the New Jersey Nets professional sports teams.

         Arthur A. Oliner has been Professor Emeritus of Electrophysics at Polytechnic University (formerly Polytechnic Institute of Brooklyn) since 1990, was head of its Electrical Engineering Department from 1966 until 1974, and was the director of its Microwave Research Institute from 1967 to 1982. He was elected a member of the National Academy of Engineering and a Fellow of the IEEE, the AAAS, and the British IEE. Dr. Oliner is the author of three books and has received many awards. He has been an engineering consultant for such companies as IBM, Boeing, Raytheon, Hughes and Rockwell.

         There are no family relationships among the directors of the Company.

         The Board of Directors has a Stock Option Committee, Stock Purchase Plan Committee, Audit Committee, Compensation Committee, Management Committee and Nominating Committee.

         The Stock Option Committee, which currently consists of Messrs. A. Cohen and Oliner, non-employee directors, administers the 1997 Long-Term Incentive Plan ("LTIP"), the 1993 Stock Option Plan and the 1983 Key Employees Stock Option Plan and determines the recipients and terms of the options awarded thereunder. Committee members are currently eligible to participate in the 1993 Stock Option Plan. The Stock Purchase Plan Committee, which also consists of Messrs. A. Cohen and Oliner, administers the Stock Purchase Plan of the Company. During fiscal 1998 the Stock Option Committee met three times and the Stock Purchase Plan Committee did not meet.

         Messrs. A. Cohen, E. Cohen and Oliner, non-employee directors, currently serve on the Audit Committee, the function of which is to review the Company's annual audit with the Company's independent accountants. During fiscal 1998 the Audit Committee met two times.

         Messrs. A. Cohen, Goldberg and Oliner, non-employee directors, currently serve on the Compensation Committee. The Compensation Committee reviews compensation of all executive officers of the Company. The Compensation Committee determines compensation levels based on individual performance and responsibility, as well as overall corporate performance. The predominant components of executive compensation have been base salary and stock option grants. When corporate goals are achieved, executive officers as well as other key employees may also be awarded cash bonuses. During fiscal 1998 the Compensation Committee met two times.

         Messrs. Carter and A. Cohen serve on the Management Committee. The Management Committee determines strategic business direction for the Company and evaluates the impact of current changes in the business environment in which the Company operates. During fiscal 1998 the Management Committee met two times.

         Messrs. Carter, Niemiec and Oliner currently serve on the Nominating Committee. Shareholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company's Board of Directors can do so by writing to the Secretary of the Company (within the time period specified in the Company's By-laws) at 41 Fairfield Place, West Caldwell, New Jersey 07006, giving each person's name, biographical data and qualifications. See the description of the advance notice provisions in the Company's By-laws under the caption "Shareholder proposals for 2000 annual Meeting; advance notice procedures". Any such recommendation should be accompanied by a written statement from the person recommended indicating his or her consent to be considered as a nominee, and if nominated and elected, to serve as a director. During fiscal 1998 the Nominating Committee held one meeting.

         During the fiscal year that ended on January 2, 1999, the Board of Directors held eight meetings including one by telephone conference call. Except for Mr. Gumm who was ill for a portion of fiscal 1998 and died in July of 1998, each director during fiscal 1998 attended 75% or more of the aggregate of the total number of meetings of the Board and of the committees on which he served.

Information about executive officers

         The following table sets forth certain information as of the Record Date with respect to each executive officer (other than those listed as directors).

            Name and Position With the Company                            Age
            ----------------------------------                            ---

            Robert V. Condon
              Vice President, Finance, Chief Financial Officer,
              Treasurer and Secretary.................................     52
            Richard E. Dec
              Vice President, Marketing...............................     55
            Brian R. Dornan
              Vice President, Research and Development................     50
            Reynold K. Green
              Vice President, Sales...................................     40
            James J. Logothetis
              Vice President, Advanced Technology.....................     39

Business experience of executive officers during past five years

         Mr. Condon has been Vice President, Finance and Chief Financial Officer since joining the Company in March 1996 and was appointed Treasurer and Secretary in January 1997. Prior to joining the Company, he was with Berkeley Educational Services as Vice President, Finance, Treasurer and Chief Financial Officer from 1995 to February 1996. During 1994 Mr. Condon was involved in consulting and entrepreneurial activities. From 1989 to 1993, he was Senior Vice President, Finance and Chief Financial Officer of SCS Communications, a private holding company.

         Mr. Dec has been Vice President, Marketing since joining the Company in March 1997. Prior to joining the Company, he was with Kinley & Manbeck, Inc. a business process re-engineering and systems implementation consulting company as Vice President of Business Development from April 1996 to March 1997. From 1995 to March 1996, he was National Account Manager, Product and Systems Group for Datatec Industries, Inc. From 1993 to 1994, he was Vice President of Product Development for Kentile, Inc., a manufacturer of resilient flooring.

         Mr. Dornan has been Vice President, Research and Development of the Company since February 1998 and was Group Vice President of Technology and Engineering of the Company from October 1996 to February 1998. He had been Group Vice President of Manufacturing from 1986 to October 1996.

         Mr. Green, effective March 1997, was appointed Vice President, Sales of the Company and from April 1996 to March 1997 he was Vice President of Manufacturing of the Company. He was a member of the Board of Directors of the Company from April 1996 to May 1997, and did not seek re-election to the Board. Prior to April 1996, Mr. Green held positions of Director of Manufacturing, National Sales Manager and Director of Quality Control and High-Reliability Services at the Company.

         Mr. Logothetis was appointed Vice President, Advanced Technology in May 1998 after rejoining the Company in January 1997 as Director, Advanced Technology. Prior to rejoining the Company, he was a director for Electromagnetic Technologies, Inc. in 1995 and became Vice President of Microwave Engineering at such corporation in 1996. From 1984 to 1994, Mr. Logothetis held various engineering positions at the Company including Group Manager of IF Engineering.

         There are no family relationships among the executive officers of the Company.


                             EXECUTIVE COMPENSATION

Compensation summary

         The following table sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation awarded to, earned by or paid to the individuals who were (i) the Chief Executive Officer of the Company during fiscal 1998, (ii) the four other most highly compensated executive officers serving at the end of the last fiscal year and (iii) any other persons who were executive officers at any time during 1998 and would have been included under clause (ii) if they had remained executive officers at January 2, 1999 (collectively, the "named executive officers").



                                        Summary Compensation Table


                                              Annual Compensation                Long-Term Compensation
                                              -------------------          --------------- --------------------
                                                                               Awards            Payouts
                                       ----------------------------------  --------------- --------------------
                                                                            Securities          All Other
                                                                            Underlying       Compensation ($)
   Name and Principal Position(s)      Year       Salary ($)  Bonus ($)    Options/SARs        (4)(5)(6)(7)
                                                                           (#)(1)(2)(3)
---------------------------------------------------------------------------------------------------------------
  Mason N. Carter                      1998          240,000      -           22,000               49,816
      Chairman, President and          1997          200,014   39,000           -                  27,916
      Chief Executive Officer (2)(3)   1996            7,692      -           73,500               23,500
  Robert V. Condon                     1998          143,750      -           2,750                13,166
      Vice President, Finance and      1997          140,005   19,000           -                  16,708
      Chief Financial Officer,         1996          108,078      -           11,000               14,267
      Treasurer and Secretary (8)
  Reynold K. Green                     1998          123,500      -             -                   6,566
      Vice President, Sales            1997          108,253   19,000           -                   7,890
      Vice President, Manufacturing    1996          106,215      -             -                   8,031
  Brian R. Dornan                      1998          113,750    5,000           -                   3,893
      Vice President, Research and     1997          110,011   10,000           -                   9,990
        Development                    1996          110,011      -             -                   9,410
      Vice President, Engineering
  Richard E. Dec                       1998          113,500      -           2,750                 6,462
      Vice President, Marketing (9)    1997           80,075   19,000         11,000                8,101
  Eugene W. Niemiec                    1998          180,003      -             -                  13,200
      Vice Chairman and                1997          180,003   10,000           -                  21,165
      Chief Technology Officer (2)     1996          180,003      -           55,000                8,607
      President, Chief Executive
      Officer and
      Chief Operating Officer
  Jacob Lin                            1998          158,986      -           5,500                11,146
      Vice President, Operations (10)  1997          112,584   27,000         11,000               13,054

(1) The number of securities underlying options and stock appreciation rights for all prior reporting periods have been restated to reflect the 10% stock dividend which became effective June 5, 1998.

(2) On December 16, 1996, Mr. Carter became President and Chief Executive Officer and Mr. Niemiec became Vice Chairman and Chief Technology Officer. In connection therewith, each received options to purchase 55,000 shares of Common Stock. On December 31, 1998, Mr. Niemiec retired from his positions as Vice Chairman and Chief Technology Officer. See the description of the separation agreement between the Company and Mr. Niemiec under the caption "Employment contracts and termination of employment in change-in-control arrangements".

(3) At December 28, 1996, the Company had accrued salary of $7,692 for Mr. Carter. His annual salary was $200,000.

(4) Includes matching 401(k) amounts and discretionary amounts contributed by the Company during 1998 and 1997 to the accounts of the named executive officers pursuant to the Company's Savings and Investment Plan in the following amounts: Mr. Carter - $4,800 and $9,515; Mr. Condon - $4,800 and $9,196; Mr. Green - $4,258 and $6,621; Mr. Dornan -
         $3,893 and $7,028; Mr. Dec - $3,923 and $4,062; Mr. Niemiec - $4,800
         and $9,996; and Mr. Lin - $4,800 and $6,054.

(5) Includes director and consultation fees of $23,500 paid to Mr. Carter during 1996 prior to becoming an officer of the Company. Also includes a $20,000 signing bonus Mr. Carter received in fiscal 1998 in connection with the amendment to his employment agreement with the Company. See the description of Mr. Carter's amended and restated employment agreement described under the caption "Employment contracts and termination of employment and change-in-control arrangements".

(6) Includes contractual automobile allowances to Mr. Carter and Mr. Niemiec of $8,400 each during 1997 and 1998.

(7) Includes compensation for vacation earned but not taken during 1998 in the following amounts: Mr. Carter - $16,616; Mr. Condon - $8,366; Mr. Green - $2,308; Mr. Dec - $2,539 and Mr. Lin - $6,346. Includes compensation for vacation earned but not taken during 1997 in the following amounts: Mr. Carter - $10,001; Mr. Condon - $7,539; Mr. Green
         - $1,269; Mr. Dornan - $2,962; Mr. Dec - $4,039; Mr. Niemiec - $2,769;
         and Mr. Lin - $7,001. Includes compensation for vacation earned but not taken during 1996 to Mr. Condon of $8,077 and Mr. Green of $1,923.

(8)      Mr. Condon joined the Company in March 1996.

(9)      Mr. Dec joined the Company in March 1997.

(10) Mr. Lin, who joined the Company in March 1997, resigned on December 16, 1998. Pursuant to a separation agreement between the Company and Mr. Lin, Mr. Lin will receive severance payments totaling $82,500 during the first six months of 1999.


         The following table sets forth information concerning individual grants of stock options made during fiscal 1998 to each of the named executive officers.



                                  Option/SAR Grants in Last Fiscal Year

                                           (Individual Grants)

-------------------------- --------------------------- ----------------------------- ----------------- ---------------
                              Number of Securities       % of Total Options/SARs
                            Underlying Options/SARs      Granted to Employees in      Exercise Price
                                  Granted (#)                  Fiscal Year            or Base ($/Sh)     Expiration
          Name                                                                                              Date
-------------------------- --------------------------- ----------------------------- ----------------- ---------------
Mason N. Carter                      22,000                       21.06%                  11.48           1/08/08
Robert V. Condon                     2,750                        2.63%                   13.02           4/28/08
Richard E. Dec                       2,750                        2.63%                   13.02           4/28/08
Jacob Lin                            5,500                        5.26%                   13.02           4/28/08


         The following table sets forth information concerning each exercise of stock options during fiscal 1998 by each of the named executive officers and the fiscal year-end value of unexercised options.

                           Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and FY-End Option/SAR Values

                                                                                               Value of Unexercised
                                                                    Number of Securities           In-the-Money
                                                                   Underlying Unexercised          Options/SARs
                                                                   Options/SARs at FY-End           FY-End($)**
                                 Shares                               Exercisable(1)/             Exercisable(1)/
                               Acquired on         Value             Unexercisable (2)*          Unexercisable (2)
            Name                Exercise        Realized($)
 --------------------------- ---------------- ----------------- ----------------------------- ------------------------
 Mason N. Carter                   -0-              -0-                  69,300 (1)
                                                                         27,500 (2)
 Robert V. Condon                  -0-              -0-                  13,750 (1)
 Reynold K. Green                  -0-              -0-                  9,350 (1)
 Brian R. Dornan                   -0-              -0-                  10,450 (1)
 Richard E. Dec                    -0-              -0-                  14,060(1)
 Eugene W. Niemiec                 -0-              -0-                  73,700 (1)
 Jacob Lin                         -0-              -0-                  16,500 (1)

*    The vesting of unexercisable options may accelerate upon a change-in-control of the Company.

** Amounts represent difference between the aggregate exercise price of the options and a $7.00 market price of the underlying Common Stock on January 2, 1999.

Employment contracts and termination of
employment and change-in-control arrangements

         Mason N. Carter has entered into an amended and restated employment agreement dated as of January 1, 1998 with the Company pursuant to which Mr. Carter has agreed to serve as President and Chief Executive Officer of the Company for a minimum annual salary of $240,000. The initial term of the agreement ends on December 31, 2002 and automatically renews for successive 12-month periods thereafter unless terminated pursuant to the terms of the agreement. Upon a change-in-control of the Company, if Mr. Carter is dismissed without "cause" (as defined in the amended and restated employment agreement) within 12 months after such change-in-control, the Company has agreed to pay Mr. Carter the greater of (a) his 12-month salary and benefits (including bonus) or
(b) his salary and benefits from the date of resignation to the end of the then current term of the agreement.

         In January 1998, the Company entered into severance agreements with the named executive officers (other than Mr. Carter and Mr. Niemiec). The severance agreements provide, among other things, that if an executive is terminated by the Company without "cause" or the executive resigns for "good reason" (as such terms are defined therein) within one year following a "change in control" (as defined therein) the Company is obligated to pay to the executive officer over a 12 month period two times his "annual base salary" (as defined therein) and to continue to provide health insurance benefits for two years.

         On December 31, 1998, Eugene W. Niemiec retired from the position of Vice Chairman and Chief Technology Officer of the Company. Pursuant to a separation agreement between the Company and Mr. Niemiec effective on such date, Mr. Niemiec agreed to terminate his employment agreement with the Company in all respects except for certain provisions relating to his options to purchase 55,000 shares of Common Stock, the expiration date of which has been extended under the separation agreement to December 31, 2003. Under the separation agreement, Mr. Niemiec received a $337,200 payment from the Company in January 1999 and is scheduled to receive a final payment of $185,500 in January 2000. In addition, the separation agreement provides Mr. Niemiec and his spouse with certain ongoing benefits, such as medical insurance coverage, until December 2009. Mr. Niemiec will continue to serve as a director of the Company.

Certain relationships and related transactions

         On May 4, 1998, the Company sold 20,000 (22,000 after giving effect to the 10% stock dividend) shares of Common Stock from its treasury to the Company's Chairman,

 President and Chief Executive Officer, Mason N. Carter, at a price of $12.75 per share, which approximated the average closing price of the Company's Common Stock during the first quarter of fiscal 1998. The Company extended to Mr. Carter a loan of $255,000 in connection with the purchase of these shares and amended a prior loan to Mr. Carter of $105,000. Mr. Carter has contractually agreed to restrictions on the resale of these shares.

         The new promissory note for a total of $360,000 is due May 4, 2003 and interest payments (except as described below) are due quarterly, calculated at a variable interest rate based on the prime rate of the Company's lending bank. Payment of interest accrued from November 1998 until November 1999, however, will be deferred until the end of the term of the new promissory note on May 4, 2003. Payment of the loan is secured by the pledge of 33,000 shares of Common Stock purchased by Mr. Carter with the proceeds of the loans, as collateral for the repayment of the loan, pursuant to a pledge agreement between Mr. Carter and the Company.

         The Company is a party to a shareholder's agreement dated as of October 30, 1998 with Charles F. Huber II, a former director and Chairman of the Company who is also a beneficial owner of more than 5% of the Company's Common Stock. Pursuant to the shareholder's agreement, Mr. Huber provides the Company with consulting services for a fee of $5,000 per month. The term of the consulting arrangement expires on October 2001, unless earlier terminated in accordance with the terms of the shareholder's agreement.


         In addition, the shareholder's agreement contains certain provisions relating to the purchase and sale by Mr. Huber of the capital stock of the Company and relating to Mr. Huber's ability to vote his Common Stock at his discretion. Mr. Huber is generally prohibited from acquiring any securities of the Company without the Company's prior approval and from selling any such securities to any person or group that would then hold three percent or more of the outstanding capital stock of the Company. During the term of the shareholder's agreement, Mr. Huber is also required to vote his shares of Common Stock as directed by the Board of Directors or the Chief Executive Officer of the Company.

Compensation of directors

         Directors who are not employees of the Company are paid a monthly fee of $1,500 and $500 for each meeting of the Board of Directors attended. The directors are also reimbursed reasonable travel expenses incurred in attending directors meetings. In addition, pursuant to the 1993 Stock Option Plan, each non-employee director is granted an immediately exercisable option to purchase 1,650 shares of the Common Stock of the Company on the date he is elected to the Board of Directors, and on each date that he is re-elected as a director of the Company. Each such grant is at the fair market value on the date of grant.

         In connection with the active role that Dr. Oliner has taken in assisting the Company in further developing its research and development capabilities and in making himself available to the Chairman for special technology assignments, the Company entered into a consulting agreement dated as of January 1, 1998 with Dr. Oliner. The initial term of the agreement expired on December 31, 1998 and automatically renews for successive twelve-month periods unless terminated pursuant to its terms. The agreement provides for the payment of $36,000 annually.

         During 1998 Mr. A. Cohen was paid $7,000 for services provided to the Company outside his role as a director of the Company. During 1998, the Company retained the services of Career Consultants, Inc., and SK Associates to perform executive searches and to provide outplacement services. Dr. Goldberg is the Chairman and Chief Executive Officer of these companies. The total amount paid to these companies was $24,875.


                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN SHAREHOLDERS

         The following table sets forth, as of the Record Date, information concerning Common Stock owned by (i) persons known to the Company who are beneficial owners of more than five percent of the Common Stock of the Company
(ii) each director, director nominee and named executive officer of the Company, and (iii) all directors, director nominees and executive officers of the Company as a group, that was either provided by the person or publicly available from filings made with the SEC.



                                                     Amount and Nature of
          Name and Address                           Beneficial Ownership*
          of Beneficial Owners                       (direct except noted)              Percent of Class
          --------------------                       ---------------------              ----------------
          William D. Witter, Inc.                              171,899                       9.90%
          One Citicorp Center
          153 East 53rd Street
          New York, NY  10022

          Charles F. Huber II                                  125,700 (1)                   7.24%
          c/o William D. Witter, Inc.
          One Citicorp Center
          153 East 53rd Street
          New York, NY  10022

          Arthur A. Oliner                                     200,668 (2)                   11.38%
          11 Dawes Road
          Lexington, MA  02173

          Mason N. Carter                                      118,380 (3)                   6.56%
          c/o Merrimac Industries, Inc.
          41 Fairfield Place
          West Caldwell, NJ  07006

          Eugene W. Niemiec                                     70,990 (4)                   3.96%
          66 Skytop Road
          Cedar Grove, NJ  07009

          Joel H. Goldberg                                      17,300 (5)                    .99%
          c/o C.C.I. / SK Associates, Inc.
          1767 Morris Avenue
          Union, NJ  07083

          Albert H. Cohen                                        8,550 (6)                    .49%
          7 Pine Court
          Westfield, NJ  07090

          Edward H. Cohen                                        3,650 (7)                    .21%
          c/o Rosenman & Colin LLP
          575 Madison Avenue
          New York, NY  10022

          Robert V. Condon                                      22,837 (8)                   1.30%
          c/o Merrimac Industries, Inc.
          41 Fairfield Place
          West Caldwell, NJ  07006

          Brian R. Dornan                                       17,022 (9)                    .97%
          c/o Merrimac Industries, Inc.
          41 Fairfield Place
          West Caldwell, NJ  07006

          Richard E. Dec                                        14,448 (10)                   .83%
          c/o Merrimac Industries, Inc.
          41 Fairfield Place
          West Caldwell, NJ  07006

          Reynold K. Green                                      13,851 (11)                   .79%
          c/o Merrimac Industries, Inc.
          41 Fairfield Place
          West Caldwell, NJ  07006

          All directors and                                    493,827 (12)                  25.28%
          executive officers as a group
          (11 persons)

         ------------------------------------------------------------------

* "Beneficial Ownership" means the sole or shared voting power to direct the voting or investment of a security, including securities subject to options, warrants or other common stock equivalents which are exercisable within sixty (60) days.

(1) The number of shares of Common Stock in the table is based upon information provided to the Company by Mr. Huber. These amounts are not included in the totals for all directors and executive officers as a group. Mr. Huber, who is a Managing Director of William D. Witter Associates, an affiliate of William D. Witter, Inc., disclaims beneficial ownership of the 171,899 shares owned by William D. Witter, Inc.

(2) Includes 26,400 shares subject to stock options that are exercisable currently or within 60 days and 9,528 shares owned by Dr. Oliner's wife as to which he disclaims beneficial ownership. Under the Company's shareholder rights plan, a total of 25,000 shares of Common Stock and all shares of Common Stock issued or that would be issuable upon the exercise of Company options will not be counted as shares beneficially owned by Dr. Oliner in determining whether Dr. Oliner has become the beneficial owner of 10% or more of the outstanding shares of Common Stock for purposes of the rights plan.

(3) Includes 69,300 shares subject to stock options that are exercisable currently or within 60 days.

(4) Includes 55,000 shares subject to stock options that are exercisable currently or within 60 days.

(5) Includes 3,300 shares subject to stock options that are exercisable currently or within 60 days.

(6) Includes 4,950 shares subject to stock options that are exercisable currently or within 60 days.

(7) Includes 1,650 shares subject to stock options that are exercisable currently or within 60 days.

(8) Includes 13,750 shares subject to stock options and 1,387 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(9) Includes 10,450 shares subject to stock options and 1,090 subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(10) Includes 13,750 shares subject to stock options and 310 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(11) Includes 9,350 shares subject to stock options and 621 subject to the Stock Purchase Plan that are exercisable currently or within 60 days.

(12) Includes 213,400 shares subject to stock options and 3,485 shares subject to the Stock Purchase Plan that are exercisable currently or within 60 days.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 2, 1999, Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with respect to the Company's Common Stock.


       PROPOSAL 2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION PROVIDING
                       FOR A CLASSIFIED BOARD OF DIRECTORS

         The Board of Directors, by a unanimous vote at a meeting of directors held on March 5, 1999, approved and recommended to the shareholders for approval at the Meeting a proposal to amend Article III of the Company's Certificate of Incorporation in its entirety.

Classification of the Board of Directors

         The By-laws currently provide that all directors are to be elected to the Company's Board of Directors annually for a term of one year or until any such director's successor is duly elected and qualified. The proposed amendment to Article III of the Company's Certificate of Incorporation would divide the Board of Directors into three classes: Class I, Class II and Class III. If the amendment is adopted, all directors will be elected to their class as described in this Proxy Statement. Initially, the term of the Class I directors would expire at the next annual meeting in 2000, and the terms of Class II and Class III directors would expire, at the 2001 and 2002 annual meetings, respectively. Successors to the directors in each class would then be elected for three year terms. The amendment would thus have the effect of causing only one class of directors per year to be elected, with the directors in the other two classes remaining in office until the elections held in later years. If the amendment is approved by the shareholders, the Board of Directors will amend the By-laws of the Company to conform the provisions on the election of directors to the Certificate of Incorporation, as amended.

         If the Classified Board Proposal is approved and the Board nominees are elected at the Meeting, Class I, consisting of two directors (Joel H. Goldberg and Eugene W. Niemiec), will be elected for a term expiring at the 2000 annual shareholders' meeting; Class II, consisting of two directors (Edward H. Cohen and Arthur A. Oliner), will be elected for a term expiring at the 2001 annual shareholders' meeting; and Class III, consisting of two directors (Mason N. Carter and Albert H. Cohen), will be elected for a term expiring at the 2002 annual shareholders' meeting, and in each case, until their respective successors are duly elected and qualified. At future annual meetings of shareholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring. Any director elected to fill a vacancy will have the same remaining term as his or her predecessor. In the event the shareholders do not approve the Classified Board Proposal, the directors elected at the Meeting will continue to serve until the next annual meeting.

         Because the directors will be directly affected by the institution of a classified Board, they may be deemed to have an interest in the outcome of the Classified Board Proposal.

Considerations in support of the Classified Board Proposal

         The Board of Directors believes that a classified Board would promote continuity of Board membership and stability of the Company's management and policies, and would help the Company retain the services of experienced directors for more than the current one-year term. Such continuity, it is believed, would facilitate long-range business planning and help create a stable work environment. Although the Board of Directors is not aware of, and has not in the past encountered, difficulties with respect to continuity and stability, the Board of Directors believes a classified Board would decrease the likelihood of such difficulties in the future. Two annual elections would, in general, be required to replace a majority of a classified Board of Directors and effect a forced change in the business of the Company.

         In addition, a classified Board would enable the Board of Directors to protect shareholders against unsolicited attempts to acquire control of the Company that do not offer an adequate price to all shareholders or are otherwise not in the best interests of the Company and its shareholders. In recent years, accumulations by third parties of substantial stock positions in public companies frequently have been preludes to hostile attempts to take over or restructure such corporations or to sell all or part of such corporation's assets or to take other similar extraordinary action. Such actions are often undertaken by the third party without advance notice to, or consultation with, management. In many cases, such third parties position themselves through stock ownership to seek representation on a board of directors in order to increase the likelihood that they will be able to implement proposed transactions opposed by the corporation's management. Certain of these proposed transactions, such as a two-tier tender offer, may not treat all shareholders equally and may unfairly pressure shareholders into relinquishing their investment in the Company for less than full value of their shares. If the Company resists the efforts of the third party to obtain representation on the Board, the third party may commence a proxy contest to have its nominees elected in place of some or all of the existing directors. In some cases, a third party may not truly be interested in taking over the Company, but may seek to use the threat of a proxy fight or a bid to take over the Company, or both, as a means of obtaining for itself a special benefit which might not be available to all of the Company's shareholders.

         The Board of Directors believes that an imminent threat of removal in such situations would curtail its ability to negotiate effectively. Under such pressure, management could be deprived of the time and information necessary to evaluate a takeover proposal, to seek and study alternative proposals that may better serve the interests of the Company's shareholders, and in an appropriate case, to help achieve a better price in any transaction which may ultimately occur. If adopted, the classified Board amendment would help assure that the Board, if confronted by a proposal from a third party that has acquired a significant block of the Company's Common Stock, will have sufficient time to review the proposal and take appropriate actions.

         Takeovers or changes in management of the Company which are proposed and effected without prior negotiation with the Company's management are not necessarily detrimental to the Company and its shareholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals. The Classified Board Proposal is not being submitted as the result of, and the Board is unaware of, any specific effort by any persons to obtain control of the Company or to accumulate large amounts of its Common Stock.

         The proposed classified Board amendment is designed, in part, to encourage a third party seeking to acquire control of the Company to first consult with the Company's management regarding any proposed business combination or other transactions involving the Company, so that it may be studied by the Board and so that the Company's shareholders can have the benefit of the Board's recommendations in cases where shareholder approval is required. Although a takeover bid may be made at prices representing premiums over the then current market price for the securities being sought, the Board believes that, in a situation where a third party seeks management's cooperation, the Company's Board will be in a better position to negotiate and encourage consideration of a broader range of relevant factors, such as the structuring of the proposed transaction and its tax consequences, including the price to be paid to shareholders and the form of consideration received, and the underlying value and prospects of the acquiring corporation. These issues may not otherwise adequately be addressed by such third party.

Considerations against the Classified Board Proposal

         Because the proposed classified Board amendment would make more difficult or deter a proxy contest or the assumption of control of the Board by a holder of a substantial block of the Company's Common Stock, it could increase the likelihood that incumbent members of management will retain their positions. The classified Board amendment would apply to every election of directors whether or not a change in the composition of the Board would be beneficial and whether or not the holders of a majority of the Company's Common Stock believe that such a change would be desirable. After adoption of the proposed amendment, shareholders who do not favor the policies of the Board would require at least two annual meetings of shareholders to replace a majority of the Board.

         In addition, the proposed amendment could have the effect of deterring a third party from making a tender offer for or otherwise acquiring significant blocks of the Company's Common Stock, even though such an action might increase, at least temporarily, market prices for the Company's Common Stock. A potential acquiror may not proceed with a tender offer because it would be unable to obtain control of the Company's Board of Directors for a period of at least two years. Consequently, if the Classified Board Proposal is approved, shareholders of the Company could be deprived of temporary opportunities to sell their shares at higher market prices. Moreover, by possibly deterring proxy contests or other acquisitions of substantial blocks of the Common Stock, a classified Board might have the incidental effect of inhibiting certain changes in incumbent management, some or all of whom may be replaced in the course of a change in control.

Additional considerations

         On March 5, 1999, the Board of Directors of the Company adopted a shareholder rights plan, effective March 19, 1999. The rights plan may have certain anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. The classified Board, together with the shareholder rights plan, are intended to help ensure that the Board, if confronted by an unsolicited proposal from a third party to acquire control of the Company, will have sufficient time to review the proposal, to develop, if deemed appropriate, alternatives to the proposal and to act in what the Board believes to be in the best interests of the Company and its shareholders.


         The Certificate of Incorporation of the Company currently contains a merger approval provision that may have an anti-takeover effect. This provision requires the affirmative vote of the holders of at least 80% of the outstanding Common Stock for approval of a proposed merger or consolidation of the Company with any other entity.

Vote required for adoption of a classified Board

         Under New Jersey law, the affirmative vote of the holders of a majority of the votes of the Company's Common Stock cast at the Meeting is required to adopt a proposed amendment to the Company's Certificate of Incorporation. If the proposed amendment is approved, the Board will promptly amend the Certificate of Incorporation by filing a Restated Certificate of Incorporation with Secretary of State of the State of New Jersey and amend the By-laws of the Company to reflect the adoption of a classified Board.

         As of the Record Date, the Company's directors and executive officers owned an aggregate of 276,942 shares of Common Stock entitled to vote at the Meeting. All of the Company's directors and executive officers have advised the Company that they intend to vote such shares in favor of the Classified Board Proposal. In addition, pursuant to the voting requirements set forth in a shareholder's agreement between the Company and Charles F. Huber II, the Board of Directors has directed Mr. Huber to vote his 125,700 shares of Common Stock in favor of the Classified Board Proposal. See the description of the shareholder's agreement between Mr. Huber and the Company under the caption "Certain relationships and related transactions."


         Mr. Huber's shares of Common Stock together with the shares of Common Stock held by the directors and executive officers of the Company represent 23% of the outstanding Common Stock as of the Record Date.

Text of proposed amendment


                                  "ARTICLE III
                          Classified Board of Directors

         "The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) directors, the exact number of directors to be determined from time to time exclusively by the Board of Directors by the affirmative vote of a majority of the entire Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term. Class II directors shall be elected for a two-year term and Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause. Any vacancy occurring on the Board of Directors, including any vacancy resulting from an increase in the number of directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         "Notwithstanding anything to the contrary in the foregoing, whenever the holders of any one or more classes or series of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto, unless expressly provided otherwise by the resolutions of the Board of Directors providing for the creation of such class or series."

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 2.


                       PROPOSAL 3. APPROVAL OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has, subject to ratification by the shareholders, reappointed Arthur Andersen LLP as independent auditors for the fiscal year beginning January 3, 1999. Arthur Andersen LLP has been the Company's independent auditors since 1997. The Board of Directors recommends that the shareholders ratify the appointment of Arthur Andersen LLP, and intends to introduce at the Meeting the following resolution:

         "RESOLVED, that the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for this Company for the fiscal year 1999 be and it is hereby approved, ratified and confirmed."

         Representatives of Arthur Andersen LLP have been invited and are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareholders.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 3.


                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described above that will be presented at the Meeting for action by the shareholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they in their discretion determine.

                            FORM 10-KSB ANNUAL REPORT

         Any shareholder who desires a copy of the Company's 1998 Annual Report on Form 10-KSB filed with the SEC may obtain a copy (excluding exhibits) without charge by addressing a request to:


                                    Secretary
                            Merrimac Industries, Inc.
                                  P.O. Box 986
                          West Caldwell, NJ 07007-0986

Exhibits also may be requested, but a reasonable charge for the reproduction cost thereof will be made.

         Shareholders may also access the Company's internet web site on the World Wide Web at: www.merrimacind.com for the Company's financial information.


                                         By Order of the Board of Directors,



                                         /s/ Robert V. Condon
                                         ROBERT V. CONDON
                                         Secretary

April 28, 1999

                            MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mason N. Carter and Arthur A. Oliner as Proxies, each with the power to appoint his substitute, and hereby authorizes either or both to represent and to vote all shares of Common Stock of Merrimac Industries, Inc. held of record by the undersigned on April 23, 1999, at the Annual Meeting (or any adjournment or postponement thereof) of Shareholders to be held on June 10, 1999, at Chadbourne & Parke LLP, 30 Rockefeller Plaza, 36th Floor, New York, New York at 10:00 a.m. Eastern Daylight Time for the proposals and items referred to on the reverse side and described in the Proxy Statement, and to vote in their discretion on any other business as may properly come before the Annual Meeting (or any adjournment or postponement thereof).


     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for the election of the nominees of the Board of Directors listed in proposal 1, for the amendment to the Company's Certificate of Incorporation providing for a classified Board of Directors in proposal 2 and for the ratification of the Independent Auditors in proposal 3.

           Please mark on the reverse side, sign, date and return this proxy card promptly using the enclosed envelope.



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                                                            Please mark
                                                            your votes as  ---
                                                            indicated in   |X|
                                                            this example   ---



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:

No. 1  Election of Directors   Nominees: M.N. Carter, A.H. Cohen, E.H. Cohen,
                                         J.H. Goldberg, E.W. Niemiec,
                                         and A.A. Oliner

     FOR         WITHHOLD       (INSTRUCTION: To withhold authority to vote for
     all           from          any individual nominee, write that nominee's
  nominees       nominees        name in the space provided below.)

     ---           ---
     | |           | |
     ---           ---          ------------------------------------------------


No. 2 Amendment to the Company's Certificate of Incorporation providing for a classified Board of Directors whose members will serve staggered terms


     FOR         AGAINST       ABSTAIN
     ---           ---           ---
     | |           | |           | |
     ---           ---           ---


No. 3  Ratification of Arthur Andersen LLP as the Company's Independent Auditors


     FOR         AGAINST       ABSTAIN
     ---           ---           ---
     | |           | |           | |
     ---           ---           ---





                                         Dated:___________________________, 1999



                                         _______________________________________
                                                        Signature



                                         _______________________________________
                                                         Signature



                                         This proxy must be signed exactly as
                                         name appears hereon. When shares are
                                         held by joint tenants, both should
                                         sign. Executors, administrators,
                                         trustees, etc., should give full title
                                         as such. If the signer is a
                                         corporation, please sign full corporate
                                         name by duly authorized officer.

                                         SIGN, DATE AND MAIL YOUR PROXY PROMPTLY
                                         TODAY.



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